UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2015
Diebold, Incorporated
(Exact name of registrant as specified in its charter)
Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(330) 490-4000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 1, 2015, Diebold, Incorporated (the “Company”) adopted a new Code of Business Ethics (the “Code”) applicable to all directors, officers, employees, contractors and agents of the Company. The Code has been released and is available to all employees as of June 1, 2015. The Code amends and restates the prior Code of Business Ethics and updates the policies designed to promote the purposes outlined for a code of ethics in Item 406 of Regulation S-K. The Code covers topics such as reporting violations, maintaining a respectful work environment, fair dealing, confidentiality, anti-corruption, compliance with laws, preparation of business and financial documents, data privacy, conflicts of interests, company resources, sustainability, public communications and limitations of the Code, among others.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Code of Business Ethics, which is filed herewith as Exhibit 14.1. A copy of the Code is publicly available at http://investors.diebold.com/phoenix.zhtml?c=106584&p=irol-govcontact#ethics, which is not incorporated by reference into this Current Report on Form 8-K unless expressly noted.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
14.1	Code of Business Ethics

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Senior Vice President, Chief Legal Officer and Secretary

Date: June 4, 2015

EXHIBIT INDEX

Exhibit Number	Description
14.1	Code of Business Ethics